10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio  manager and a compliance  manager stating that the transaction fully
complies  with the  conditions  of Rule 10f-3 of the  Investment
Company Act of
1940.

Fund

Managed Income Fund

Security

Hawaiian Telcom Communications, Inc.
Transaction

 Date

4/27/2005

Cost

$1,750,000

Offering Purchase
-----------------
0.318%
Broker
------
Goldman, Sachs & Co.
Underwriting
------------
Syndicate
Members
Lehman Brothers, Inc.




Fund

Managed Income Fund

Security

Hawaiian Telcom Communications, Inc.
Transaction

 Date

4/27/2005

Cost

$2,250,000

Offering Purchase
-----------------
0.409%
Broker
------
Goldman, Sachs & Co.
Underwriting
------------
Syndicate
Members
ABN AMRO, Inc.




Fund

Managed Income Fund

Security

Station Casinos, Inc.
Transaction

 Date

6/1/2005

Cost

$2,709,625

Offering Purchase

1.325%

Broker

Banc of America Securities LLC
Underwriting

Syndicate
Members

Deutsche Bank Securities

Fund

Managed Income Fund

Security

Celestica, Inc.
Transaction

 Date

6/16/2005

Cost

$2,250,000

Offering Purchase

0.900%

Broker

Banc of America Securities LLC
Underwriting

Syndicate
Members

Citigroup Global Markets, Inc.




Fund

Managed Income Fund

Security

Coventry Health Care

Transaction

 Date

1/24/2005

Cost

$850,000

Offering Purchase
-----------------
0.340%
Broker
------
Lehman Brothers Inc.
Underwriting
------------
Syndicate
Members
ABN Amro




Fund

Managed Income Fund

Security

Select Medical Corporation

Transaction

 Date

2/4/05

Cost

$3,500,000

Offering Purchase

0.530%

Broker

Merrill Lynch, Pierce, Fenner & Smith Inc.
Underwriting

Syndicate
Members

J.P. Morgan Securities Inc.